                                                                     EXHIBIT 4.3
                                                                     -----------


                             STOCK OPTION AGREEMENT
                             ----------------------

TO:       NAME
          ----
          ADDRESS
          -------

DATE:  GRANT DATE
       ----------

     In order to provide additional incentive through stock ownership for certain officers, key employees and non-employee directors of First Oak Brook Bancshares, Inc. (the "Company") and its subsidiaries, you are hereby granted an Option by the Company, effective as of the date hereof (the "date of grant"), to purchase # OPTIONS shares of the Company's Common Stock ("Shares") at a price per share of OPTION PRICE subject to the terms and conditions set forth in the First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option Plan (the "Plan"), the terms of which are incorporated herein by reference.

     All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

     This Option may be exercised on a cumulative basis as to the number of Shares determined under the following schedule:

                                 Maximum Number of
       Years after               Shares as to Which
       Date of Grant             Option May be Exercised
      ------------------------------------------------------
       Less than 1                       None

       1 but less than 2                 YEAR 1
                                         ------
       2 but less than 3                 YEAR 2
                                         ------
       3 but less than 4                 YEAR 3
                                         ------
       4 but less than 5                 YEAR 4
                                         ------
       5 but not more than 10            YEAR 5
                                         ------

     This Option shall become immediately exercisable in full upon your death, disability or Change in Control, as provided in the Plan or in this Stock Option Agreement.

     This Option may not be exercised after 10 years from the date of grant, at which time this Option will lapse. This Option is personal to you and may not be sold, transferred, pledged, assigned or otherwise alienated, other than as provided herein. This Option shall be exercisable during your lifetime only by you.

     Notwithstanding the foregoing, you may transfer this Option to:

     (a)  your spouse, children or grandchildren ("Immediate Family Members");

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

     (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

     (c) a partnership in which such Immediate Family Members are the only partners,

provided that:

     (i)   there may be no consideration for any such transfer;

     (ii) subsequent transfers of such transferred Option shall be prohibited, except to designated beneficiaries; and

     (iii) such transfer is evidenced by documents acceptable to the Company and filed with the Company's Human Resources Department.

     Following such transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of designating a beneficiary with respect thereto, the transferee shall be entitled to designate the beneficiary. The provisions of this Stock Option Agreement relating to the period of exercisability and expiration of this Option shall continue to be applied with respect to you and your status as an employee, and this Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Stock Option Agreement. Transfer of Shares purchased by your transferee upon exercise of this Option may also be subject to the restrictions and limitations described in this Stock Option Agreement.

     You may designate a beneficiary or beneficiaries with respect to this Option by completing and filing a completed copy of the Beneficiary Designation Form, attached to this Stock Option Agreement, with the Company's Human Resources Department.

     You may exercise this Option by giving written notice to the Secretary of the Company accomplished by either:

     (a) a check in payment of the Option price (OPTION PRICE per share) for the number of Shares of the Option being exercised; or

     (b) tendering a sufficient number of shares of the Company's Common Stock or the Company's Class A Common Stock with a fair market value equal (subject to adjustment for fractional shares) to the cost of the number of Shares of the Option being exercised.

The Plan provides that no Option may be exercised unless the Plan is in full compliance with all laws and regulations applicable thereto.

No amendment, modification or waiver of this Option, in whole or in part, shall be binding unless consented to in writing by the Company and no amendment may cause any Option holder to be unfavorably affected with respect to any Option already granted hereunder.

It is a condition of your right to exercise this Option that you remain employed by the Company or its subsidiaries on a continuous basis for a period of at least one year after the date hereof. Thereafter, this Option shall terminate on the date you cease to be employed by the Company and its subsidiaries, except that (i) during the three-month period following the date of such termination of employment you shall be entitled to exercise the Options granted hereunder to the extent such Option was exercisable on the date of the termination of your employment and (ii) during the one-year period following the date of termination of employment due to permanent disability or death, you or your representative shall be entitled to exercise the Option granted hereunder in full (to the extent not previously exercised). Such three-month or one-year period shall not, however, extend the term of any Option beyond the date such Option would otherwise have lapsed.

Exercise of an Option will result in ordinary taxable income to you to the extent the Fair Market Value of the Shares exceeds the exercise price. The date on which the Fair Market Value of the Shares is determined for this purpose is generally the date of exercise. You should consult your tax advisor regarding tax treatment prior to exercising an Option. No Shares shall be issued upon exercise unless and until all income tax withholding obligations with respect to the Option exercise have been satisfied. With respect to the withholding required upon the exercise of the Option hereunder, you may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is determined equal to the minimum statutory total tax which would be imposed on the exercise of the Option. All such elections shall be irrevocable, made in writing and signed by you.

Under applicable securities laws, you may not be able to sell any Shares for a period of time after your purchase. The Company's counsel should be consulted on your ability to sell your Shares under the 1934 Act. Any gain or loss upon sale will be treated as long-term or short-term capital gain or loss depending upon then existing tax laws. The basis of the stock for determining gain or loss at the time of sale will be the Fair Market Value used to determine your ordinary taxable income at the time of exercise.

Please sign the copy of this Stock Option Agreement and return it to the Company in care of its Secretary, thereby indicating your understanding of and agreement with its terms and conditions. Unless signed and returned by mail or otherwise to the Secretary within thirty (30) days from the date of mailing or delivery to you of this Agreement, this Option will be deemed refused and withdrawn. By signing this Agreement, you acknowledge receipt of a copy of the Plan. The terms of the Plan shall have precedence over any terms in this Agreement that are inconsistent therewith.


                                     FIRST OAK BROOK BANCSHARES, INC.


Date: ________________________       By:___________________________________
                                     Its: President


     I hereby acknowledge receipt of a copy of the First Oak Brook Bancshares, Inc. Amended and Restated 1987 Stock Option Plan Summary Description, and, having read it, I hereby signify my understanding of, and my agreement with, its terms and conditions and, further, signify my agreement with the terms and conditions of this Stock Option Agreement.

Date: ________________________       ______________________________________
                                     Optionee

                          BENEFICIARY DESIGNATION FORM
                          ----------------------------


Re:  Options Granted  __________________  ____, 1999

     You may designate a primary beneficiary and a secondary beneficiary to whom rights under your Option will pass in the event of your death. You may name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will have no rights with respect to your Option if any of your primary beneficiaries survive you. All primary beneficiaries will have equal rights with respect to your Option unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

     Primary Beneficiary(ies) (give name, address and relationship to you):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
     Secondary Beneficiary(ies) (give name, address and relationship to you):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     I certify that my designation of beneficiary set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to the Option set forth above.


_______________________________          ______________________________________
Name (Please Print)                      Signature


                                         ______________________________________
                                         Date

     This Beneficiary Designation Form shall be effective on the day it is received at the offices of First Oak Brook Bancshares, Inc., 1400 Sixteenth Street, Oak Brook, Illinois 60523.

RECEIVED AND ACKNOWLEDGED:          FIRST OAK BROOK BANCSHARES, INC.



                                    By:________________________________
                                    Its:_______________________________
Date:________________

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